U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C.

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT

Date of Report (Date of earliest event reported): May 14, 2009.

ALL Fuels & Energy Company
(Exact name of registrant as specified in its charter)

Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (515) 331-6509

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
ALL Fuels & Energy Company

Item 4.01. Change in Registrant’s Certifying Accountant.

              On May 14, 2009, Farmer, Fuqua & Huff, P.C. declined to stand for re-election as ALL Fuels & Energy’s independent auditors, in conjunction with a general change in the firm’s direction in relation to its SEC practice. Farmer, Fuqua & Huff, P.C.’s report dated April 14, 2009, on ALL Fuels & Energy’s balance sheet as of December 31, 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the two years then ended and for the period from Commencement of Development Stage (June 7, 2004) through December 31, 2008, did not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

              In connection with the audit of ALL Fuels & Energy’s financial statements, during the two most recent fiscal years and the period since December 31, 2008, there were no disagreements with Farmer, Fuqua & Huff, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Farmer, Fuqua & Huff, P.C. would have caused Farmer, Fuqua & Huff, P.C. to make reference to the matter in their report. ALL Fuels & Energy has requested Farmer, Fuqua & Huff, P.C. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 14, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K. ALL Fuels & Energy has not engaged a new independent auditor.

Item 9.01. Financial Statements and Exhibits

              (d)         Exhibits.

Exhibit No.	Description
16.1	Letter from Farmer, Fuqua & Huff, P.C. regarding declination to stand for re-election of certifying accountant.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: May 15, 2009.	ALL FUELS & ENERGY COMPANY

By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President and Acting Chief Financial Officer